                                                                  EXHIBIT 10.13A

                                 AMENDMENT NO. 1

                                     TO THE

                         STATE STREET BOSTON CORPORATION
                   1994 STOCK OPTION AND PERFORMANCE UNIT PLAN

         Amendment No. 1, effective as of October 19, 1995, to the State Street Boston Corporation 1994 Stock Option and Performance Unit Plan (the "Plan").

                                     RECITAL

         The Board of Directors has approved the following amendments to the
Plan:

         1. Paragraph 14.A.1 of the Plan is amended to read in its entirety as follows:

             "1. Acceleration of Options and SARs. Any Options and SARs outstanding as of the date such Change of Control is determined to have occurred and which are not then exercisable shall become exercisable to the full extent of the original grant. Holders of Performance Units granted hereunder as to which the relevant Performance Period has not ended as of the date such Change of Control is determined to have occurred shall be entitled at the time of such Change of Control to receive a cash payment per Performance Unit equal to the Fair Market Value of a share of the Company's Common Stock."

         2. Paragraph 14.B of the Plan is amended to read in its entirety as follows:

             "B. Definition of Change of Control. For purposes of the Plan, a "Change of Control" shall mean the happening of any of the following events:

             1. An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (x) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following acquisitions of Outstanding Company Common Stock and Outstanding Company Voting Securities: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any Person pursuant to a transaction which complies with clauses (i), (ii) and
             (iii) of subsection (3) of this Paragraph 14B; or

             2. Individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to such effective date, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

             3. Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Business Combination"); excluding, however, such a Business Combination pursuant to which
             (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or such corporation resulting from such Business Combination) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Company prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

             4. The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

             5. Except as amended above, the Plan remains in full force and effect.

                                         STATE STREET BOSTON CORPORATION

                                         By:     /s/Trevor Lukes
                                                 -------------------------------
                                         Name:   Trevor Lukes

                                         Title:  Senior Vice President